UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 23, 2016, Howard H. Pien notified the Board of Directors (the “Board”) of Vanda Pharmaceuticals Inc. (the “Company”) that he did not intend to stand for re-election at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) so that he may devote his full time efforts to his other commitments. With best wishes, the Company thanks Mr. Pien for his dedicated service and valuable contribution as a member of the Board since 2007. In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board will reduce the number of directors of the Company from seven to six effective upon the expiration of Mr. Pien’s term at the Annual Meeting. The Board will appoint one of the other current directors to succeed Mr. Pien as a member of the Compensation Committee of the Board and the Nominating/Corporate Governance Committee of the Board, each effective upon the expiration of Mr. Pien’s term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

Dated: March 25, 2016	By:	/s/ James P. Kelly
		Name:	James P. Kelly
		Title:	Senior Vice President, Chief Financial Officer and Treasurer